Exhibit 5.1

                   Troop Steuber Pasich Reddick & Tobey, llp

                                  July 30, 1999




Tag-It Pacific, Inc.
3820 South Hill Street
Los Angeles, California


Ladies/Gentlemen:

      At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to which this letter is attached as Exhibit 5.1 filed by Tag-It Pacific, Inc., a Delaware corporation (the "Company"), in order to register under the Securities Act of 1933, as amended (the "Act"), 615,000 shares of common stock, par value $.001 per share (the "Shares"), of the Company issuable pursuant to the Company's Amended and Restated 1997 Stock Plan (the "Plan").

      We are of the opinion that the Shares have been duly authorized and upon issuance and sale in conformity with and pursuant to the Plan, the Shares will be validly issued, fully paid and non-assessable.

   We consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.


                    Respectfully submitted,

                    /s/ Troop Steuber Pasich Reddick & Tobey, LLP

                    TROOP STEUBER PASICH REDDICK & TOBEY, LLP


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